Exhibit 99.1

Contact:
Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312 FOR IMMEDIATE RELEASE

PROVECTUS’ INTRALESIONAL PV-10 TO BE PRESENTED AT THE 2014 BEIJING

INTERNATIONAL MELANOMA CONGRESS

Presentation Scheduled for 5:30 PM, Saturday, October 18, 2014

Congress to be Held October 18-19, 2014 at Wuzhou Beijing Hotel, Beijing, China

KNOXVILLE, TN, October 7, 2014 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT) (http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company (“Provectus”), announced today that clinical data on its investigative new drug PV-10 for the treatment of melanoma will be presented at the 2014 Beijing International Melanoma Congress. The presentation, by Dr. Sanjiv Agarwala of the St. Luke’s Cancer Center, is titled, “Current Perspectives on Intralesional Therapies.” It is scheduled for 5:30 pm local time, on Saturday, October 18, 2014.

Dr. Agarwala said, “I am very pleased to be presenting our data at the Beijing International Melanoma Congress. I am grateful to the organizers, Peking University Cancer Hospital and the Chinese Society of Clinical Oncology, for their invitation to address one of the most important assemblies of melanoma experts in the world.”

Dr. Craig Dees, PhD, CEO of Provectus, said, “Provectus is pleased that Dr. Agarwala is attending the Beijing International Melanoma Congress to present data on PV-10 as an intralesional treatment for melanoma. We recently signed a Memorandum of Understanding with Sinopharm-China State Institute of Pharmaceutical Industry (“Sinopharm-CSIPI”), the leader among all pharmaceutical research institutes in China, and Sinopharm A-THINK Pharmaceutical Co., Ltd. (“Sinopharm A-THINK”), the only injectable anti-tumor drug research and development, manufacture and distribution integrated platform within Sinopharm Group. The purpose of the MOU is to negotiate a licensing agreement to bring PV-10 to the Chinese market.”

“China’s economic growth and demographics have combined to make it prominent in cancer treatment, and we believe that these trends will only serve to make it increasingly important in the coming years,” Dr. Dees concluded.

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About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, and June 30, 2014), and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with a phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary;

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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